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                                                                      EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-64499 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 30, 2003, appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended March 30, 2003.


/s/ Deloitte & Touche, LLP


New Orleans, Louisiana
June 13, 2003